Exhibit 99.1

VCA Antech, Inc. Reports First Quarter 2014 Results

  Revenue increased 2.5% to a first quarter record of $449.5 million
  Gross profit increased 4.7% to $101.5 million
  Operating income increased 10.6% to $61.2 million
  Diluted earnings per common share increased 11.8% to $0.38
  Adjusted EPS Excluding Amortization increased 5.0% to $0.42

LOS ANGELES--(BUSINESS WIRE)--April 24, 2014--VCA Antech, Inc. (NASDAQ: WOOF), a leading animal healthcare company in the United States and Canada, today reported financial results for the first quarter ended March 31, 2014, as follows: revenue increased 2.5% to a first quarter record of $449.5 million; gross profit increased 4.7% to $101.5 million; operating income increased 10.6% to $61.2 million; net income increased 11.7 % to $34.0 million and diluted earnings per common share increased 11.8% to $0.38. Non-GAAP earnings per diluted common share excluding acquisition-related amortization (“Adjusted EPS Excluding Amortization”) increased 5.0% to $0.42 for the three months ended March 31, 2014.

For the three months ended March 31, 2014 and 2013, adjusted diluted earnings per share was $0.38 and $0.37, respectively. Adjusted diluted earnings per share for the three months ended March 31, 2013, excludes $3.8 million of charges related to vacated properties. The operations of two animal hospitals we vacated were consolidated into the newly constructed, VCA West Los Angeles Animal Hospital in the prior-year quarter.

Bob Antin, Chairman and CEO, stated, "While weather presented challenges of historical proportions, we were certainly excited by our ability to achieve revenue growth in both our core Animal Hospital and Laboratory business segments. In addition, we experienced improving results in the latter portion of the quarter and we remain optimistic with respect to our full year 2014 results.

"Animal Hospital revenue in the current quarter increased 3.2%, to $351.6 million, driven by acquisitions made during the past 12 months and same-store revenue growth of 0.5%. Our same-store gross profit margin increased to 14.4% from 13.6%, while our consolidated gross margin increased to 13.9% from 13.3%, in the prior-year quarter. Our adjusted same-store gross profit margin increased to 14.4% from 14.1%, in the prior-year quarter. Adjusted consolidated gross margin was flat at 13.9%. Adjusted operating margin decreased slightly to 11.2%, compared to 11.4%, in the prior-year quarter. During the quarter, we acquired four independent animal hospitals which had historical combined annual revenue of $16.0 million.

"Laboratory internal revenue in the first quarter increased 1.9%, to $88.4 million, driven by a 4.5% increase in the average revenue per requisition, offset by a 2.4% decrease in requisitions clearly affected by the significant number of weather-impacted pet care facilities throughout most of the country. Our Laboratory gross profit margin remained flat at 48.6%, and our operating margin was essentially flat at 39.6% from 39.5%.

"Revenue from our other operations reported in our All Other segment were essentially flat at $28.1 million in the 2014 quarter compared to $28.5 million in the prior-year quarter."

2014 Financial Guidance

We reaffirm the annual guidance provided on February 13, 2014.

Non-GAAP Financial Measures

We believe investors’ understanding of our total performance is enhanced by disclosing adjusted net income, adjusted diluted earnings per common share and Adjusted EPS Excluding Amortization. We define these adjusted measures as the reported amounts, adjusted to exclude certain significant items and amortization of intangibles acquired in acquisitions.

Management believes these adjusted measures are useful to management and investors in evaluating the Company's operational performance and their use provides an additional tool for evaluating the Company's operating results and trends. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of related trends.

There is a material limitation associated with the use of these non-GAAP financial measures: our adjusted measures exclude the impact of these significant items, and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled “Supplemental Operating Data.”

Conference Call

We will discuss our first quarter 2014 financial results during a conference call today, April 24th, at 4:30 p.m. Eastern Time. A live broadcast of the call may be accessed by visiting our website at investor.vcaantech.com. The call may also be accessed by dialing (877) 293-5492. Interested parties should call at least ten minutes prior to the start of the call to register. Replay of the webcast will be available for ninety days by visiting the company's website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the forward looking statements in this press release are statements addressing our 2014 guidance and plans, expectations, future financial position and results of operation. These forward-looking statements are not historical facts and are inherently uncertain and out of our control. Any or all of our forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Among other factors that could cause our actual results to differ from this forward-looking information are: the continued effects of the economic uncertainty prevailing in regions in which we operate; our ability to execute on our growth strategy and to manage acquired operations; changes in demand for our products and services; fluctuations in our revenue adversely affecting our gross profit, operating income and margins; and the effects of the other factors discussed in our Annual Report on Form 10-K, Reports on Form 10-Q and our other filings with the SEC.

About VCA Antech

We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, additionally we are the largest provider of online communication, professional education and marketing solutions to the veterinary community. We also supply diagnostic imaging equipment to the veterinary industry.

VCA Antech, Inc. Consolidated Income Statements (Unaudited) (In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue:
Animal hospital	$351,588	$340,615
Laboratory	88,534	87,335
All other	28,121	28,523
Intercompany	(18,736)	(17,867)
	449,507	438,606

Direct costs	348,056	341,683

Gross profit:
Animal hospital	48,800	45,199
Laboratory	43,031	42,465
All other	9,969	9,634
Intercompany	(349)	(375)
	101,451	96,923

Selling, general and administrative expense:
Animal hospital	9,128	8,325
Laboratory	8,018	8,005
All other	8,348	8,914
Corporate	15,946	14,602
	41,440	39,846
Net (gain) loss on sale of assets	(1,221)	1,726
Operating income	61,232	55,351
Interest expense, net	4,167	4,307
Other income	(53)	(9)
Income before provision for income taxes	57,118	51,053
Provision for income taxes	22,203	19,230
Net income	34,915	31,823
Net income attributable to noncontrolling interests	872	1,338
Net income attributable to VCA Antech, Inc	$34,043	$30,485

Diluted earnings per share	$0.38	$0.34

Weighted-average shares outstanding for diluted earnings per share	89,421	89,379

VCA Antech, Inc. Consolidated Balance Sheets (Unaudited) (In thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$137,288	$125,029
Trade accounts receivable, net	64,520	59,900
Inventory	54,227	55,067
Prepaid expenses and other	23,713	25,417
Deferred income taxes	29,075	28,907
Prepaid income taxes	454	15,434
Total current assets	309,277	309,754
Property and equipment, net	449,434	448,366
Other assets:
Goodwill	1,340,054	1,330,917
Other intangible assets, net	85,128	86,671
Notes receivable, net	3,225	3,454
Deferred financing costs, net	2,683	2,987
Other	60,130	55,632
Total assets	$2,249,931	$2,237,781
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$50,839	$51,087
Accounts payable	36,240	36,962
Accrued payroll and related liabilities	63,535	57,337
Other accrued liabilities	54,830	58,762
Total current liabilities	205,444	204,148
Long-term debt, less current portion	555,592	568,558
Deferred income taxes	100,033	100,099
Other liabilities	35,953	36,758
Total liabilities	897,022	909,563
Redeemable noncontrolling interests	11,052	10,678
VCA Antech, Inc. stockholders’ equity:
Common stock	88	89
Additional paid-in capital	380,267	384,721
Retained earnings	962,763	928,720
Accumulated other comprehensive loss	(11,283)	(6,190)
Total VCA Antech, Inc. stockholders’ equity	1,331,835	1,307,340
Noncontrolling interests	10,022	10,200
Total equity	1,341,857	1,317,540
Total liabilities and equity	$2,249,931	$2,237,781

VCA Antech, Inc. Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$34,915	$31,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,767	18,239
Amortization of debt issue costs	304	314
Provision for uncollectible accounts	890	1,093
Net (gain) loss on sale of assets	(1,221)	1,726
Share-based compensation	4,544	3,770
Deferred income taxes	—	2,868
Excess tax benefit from exercise of stock options	(392)	(62)
Other	(905)	(414)
Changes in operating assets and liabilities:
Trade accounts receivable	(5,825)	(16,126)
Inventory, prepaid expense and other assets	(1,389)	(2,491)
Accounts payable and other accrued liabilities	(3,773)	12,127
Accrued payroll and related liabilities	6,247	9,149
Income taxes	15,165	13,235
Net cash provided by operating activities	68,327	75,251
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(17,295)	(6,756)
Real estate acquired in connection with business acquisitions	—	(510)
Property and equipment additions	(16,619)	(17,969)
Proceeds from sale of assets	859	177
Other	520	(115)
Net cash used in investing activities	(32,535)	(25,173)
Cash flows from financing activities:
Repayment of debt	(12,806)	(8,733)
Distributions to non-controlling interest partners	(1,090)	(1,197)
Purchase of non-controlling interest	(326)	(5,032)
Proceeds from issuance of common stock under stock option plans	372	1,876
Excess tax benefit from exercise of stock options	392	62
Stock repurchases	(9,793)	(59)
Net cash used in financing activities	(23,251)	(13,083)
Effect of currency exchange rate changes on cash and cash equivalents	(282)	(144)
Increase in cash and cash equivalents	12,259	36,851
Cash and cash equivalents at beginning of period	125,029	68,435
Cash and cash equivalents at end of period	$137,288	$105,286

VCA Antech, Inc. Supplemental Operating Data (Unaudited - In thousands, except per share amounts)

Table #1
Reconciliation of net income attributable to	Three Months Ended March 31,
VCA Antech, Inc., to adjusted net income
attributable to VCA Antech, Inc., excluding amortization (1)	2014	2013

Net income attributable to VCA Antech, Inc.	$34,043	$30,485
Vacant property adjustments (2)	—	3,804
Tax benefit from vacant property adjustments (2)	—	(1,489)

Adjusted net income attributable to VCA Antech Inc.	$34,043	$32,800
Impact of intangible asset amortization associated with acquisitions,
net of tax (3)	3,132	3,070
Adjusted net income attributable to VCA Antech, Inc. excluding amortization	$37,175	$35,870

Table #2	Three Months Ended March 31,
Reconciliation of diluted earnings per share to
adjusted diluted earnings per share, excluding amortization (1)	2014	2013

Diluted earnings per share	$0.38	$0.34
Impact of vacant property adjustments, net of tax (2)	—	0.03

Adjusted Earnings per share	$0.38	$0.37
Impact of intangible asset amortization associated with acquisitions,
net of tax (3)	0.04	0.03
Adjusted diluted earnings per share excluding amortization (3)	$0.42	$0.40

Shares used for computing adjusted diluted earnings per share	89,421	89,379

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

Table #3	Three Months Ended March 31,
Reconciliation of gross profit to
adjusted gross profit, excluding amortization (1)	2014	2013

Consolidated gross profit	$101,451	$96,923
Impact of vacant property adjustments (2)	—	2,046
Consolidated adjusted gross profit	$101,451	$98,969
Consolidated adjusted gross profit margin	22.6%	22.6%
Intangible asset amortization associated with acquisitions (3)	5,080	5,063
Consolidated adjusted gross profit excluding amortization	106,531	104,032
Consolidated adjusted gross profit margin excluding amortization	23.7%	23.7%

Table #4	Three Months Ended March 31,
Reconciliation of operating income to
adjusted operating income, excluding amortization (1)	2014	2013

Consolidated operating income	$61,232	$55,351
Impact of vacant property adjustments (2)	—	3,804
Consolidated adjusted operating income	$61,232	$59,155
Consolidated adjusted operating income margin	13.6%	13.5%
Intangible asset amortization associated with acquisitions (3)	5,147	5,044
Consolidated adjusted operating income excluding amortization	66,379	64,199
Consolidated adjusted operating income margin excluding amortization	14.8%	14.6%

_________________________________________________

(1)	Management uses adjusted net income excluding acquisition-related amortization, adjusted EPS excluding amortization, adjusted gross profit excluding acquisition-related amortization and adjusted operating income excluding acquisition-related amortization and its components among other factors, to measure the performance of the overall Company. Further, we believe that investors' understanding of our performance is enhanced by disclosing these measures. Adjusted net income excluding acquisition-related amortization , adjusted EPS excluding amortization, consolidated adjusted gross profit excluding acquisition-related amortization, consolidated adjusted operating income excluding acquisition-related amortization measures are not, and should not be viewed as substitutes for, U.S. generally accepted accounting principles (GAAP) net income and its components and diluted earnings per share.

(2)	During the first quarter of 2013, we recorded a write-down to net realizable value of $1.8 million related to a vacant property that is held for sale, and we accrued costs totaling $2.0 million related to a vacant leased property.

(3)	In the first quarter of 2013, we began to report Adjusted EPS Excluding Amortization to exclude acquisition-related amortization, and other infrequent charges and credits. We believe Adjusted EPS Excluding Amortization will provide our investors with better insight into the operating performance of the business.

VCA Antech, Inc. Supplemental Operating Data (cont) (Unaudited - In thousands, except per share amounts)

	As of
Table #5	March 31, 2014	December 31, 2013
Selected consolidated balance sheet data
Debt:
Senior term notes	$545,078	$556,914
Other debt and capital leases	61,353	62,731
Total debt	$606,431	$619,645

	Three Months Ended March 31,
Table #6
Selected expense data	2014	2013

Rent expense	$16,929	$18,625

Depreciation and amortization included
in direct costs:
Animal hospital	$14,574	$13,179
Laboratory	2,516	2,486
All other	1,731	1,241
Intercompany	(465)	(439)
	$18,356	$16,467
Depreciation and amortization included in selling,
general and administrative expense	1,411	1,772
Total depreciation and amortization	$19,767	$18,239

Share-based compensation included in direct costs:
Laboratory	$150	$109

Share-based compensation included in
selling, general and administrative expense:
Animal hospital	517	641
Laboratory	381	299
All other	182	186
Corporate	3,314	2,535
	4,394	3,661
Total share-based compensation	$4,544	$3,770

CONTACT:
VCA Antech, Inc.
Tomas Fuller
Chief Financial Officer
310-571-6505